EXHIBIT 11

                 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE

                                                   Three          Three           Six            Six
                                                   Months         Months         Months         Months
                                                   Ended          Ended          Ended          Ended
                                               September 27,  September 29,  September 27,  September 29,
                                                   1996 (1)       1995 (1)       1996 (1)       1995 (1)
                                                -----------    -----------    -----------    -----------
Weighted average number of common and
 common equivalent shares outstanding:
    Weighted average number of shares of
      common stock outstanding during the
      period                                      4,690,041      3,500,000      4,398,757      3,500,000
    Incremental shares assumed to be
      outstanding related to common stock
      options granted and outstanding,
      excluding options granted within twelve
      months of initial public offering             497,500        345,750        432,749        345,750
    Incremental shares assumed to be
      outstanding related to common
      stock options granted within
      twelve months of initial public
      offering                                       84,000          5,000         84,000          5,000
    Incremental shares assumed to be
      outstanding related to common stock
      warrants issued and outstanding               675,000         40,000        532,886         40,000
    Shares of common stock assumed to be
      purchased upon exercise of outstanding
      options and warrants (2)                     (938,750)       (85,125)      (721,583)       (85,125)
                                                -----------    -----------    -----------    -----------
Weighted average number of common
  and common equivalent shares
  outstanding - Primary earnings per share        5,007,791      3,805,625      4,726,809      3,805,625
Adjustment of number of shares assumed to
  be purchased upon exercise of options and
  warrants based on the closing market price           --             --             --             --
Weighted average number of common
  and common equivalent shares outstanding -
                                                -----------    -----------    -----------    -----------
  Earnings per share assuming full dilution       5,007,791      3,805,625      4,726,809      3,805,625
                                                ===========    ===========    ===========    ===========
Net income (loss)                               $   385,389    $   236,104    $   970,469    $     5,446
Adjustment of interest expense, net of tax
  effect, related to assumed repayment of
  debt obligations due to 20% limitation on
  purchase of shares upon exercise of
  outstanding options and warrants                    4,392           --             --             --
                                                -----------    -----------    -----------    -----------
Net income (loss) as adjusted                   $   389,781    $   236,104    $   970,469    $     5,446
                                                ===========    ===========    ===========    ===========
Net income (loss) per share:
  Primary                                       $      0.08    $      0.06    $      0.21    $      0.00
                                                ===========    ===========    ===========    ===========
  Assuming full dilution                        $      0.08    $      0.06    $      0.21    $      0.00
                                                ===========    ===========    ===========    ===========


(1) Computations do not reflect exercise of outstanding options and warrants if the effect thereof is anti-dilutive except as required by Accounting Principles Board Opinion No. 15 (APB #15) under the modified treasury stock method, and except as required by Securities and Exchange Commission Accounting Bulletin Topic 4D, stock options granted during the twelve months prior to the Company's initial public offering at prices below the public offering price have been included in the calculation of weighted average shares of common stock as if they were outstanding as of the beginning of the periods presented.

(2) Shares of common stock assumed to be purchased with proceeds upon exercise of outstanding options and warrants is based on the average market price of the Company's common stock during the period and is limited to 20% of the number of common shares outstanding at the end of the period, if applicable in accordance with APB #15.



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